SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 11, 2024

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01  Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration operation onshore Israel on the Megiddo-Jezreel area, announces the following update on recompletion operations for the Megiddo-Jezreel #1 well (MJ-01). The operations have recently faced delays due to an unforeseen combination of downhole challenges, logistical constraints and geopolitical factors.

The drill pipe has separated and a section of it (the "fish") dropped near the bottom of the hole, which needs to be recovered. The specialized tools will be shipped to Israel, clear Israeli customs and be transported to the rig site. The ongoing conflict in the region has impacted shipping routes, the timely arrival of necessary equipment and created travel difficulties for the rig crews.

Our rig crews, largely from Hungary and Romania, have worked on our I-35 rig since its manufacture and are very knowledgeable and efficient with its operation.  Some of our crew members have already been on-site for 80 consecutive days, which requires us to reset visas.

The one-year anniversary of the October 7th attacks marks a particularly sensitive period, especially given the ongoing war being fought on several fronts, and the emotional weight this date carries for Israel, alongside the High Holy Days of Rosh HaShanah, Yom Kippur, Sukkot, and Simchat Torah.

In light of the combination of downhole, logistical, and crew challenges, as well as holidays, and the one-year remembrance of October 7, we have temporarily paused active operations. This is a necessary step to ensure the safety of our personnel and the integrity of the wellbore. We anticipate that once we have the necessary tools and renewed visas for our crews, we can resume operations in Q4 2024. This is, of course, all subject to the realities of the present geopolitical environment. The conflict in Israel, while not directly affecting our operations on a daily basis, creates uncertainties that could affect our schedule at any time. We remain optimistic that we can resolve our current issues, and we remain committed to moving our project forward as quickly and safely as possible.  We will continue to provide updates as new, significant developments arise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: September 11, 2024	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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